UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2010

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2010, the Board of Directors (the “Board”) of SL Industries, Inc. (the “Company”) appointed William T. Fejes, Jr. to serve as the Company’s President and Chief Executive Officer (“CEO”), commencing on June 29, 2010.

Mr. Fejes, age 54, was most recently the Chief Operating Officer of Seakeeper, Inc., a company that designs, manufactures and markets motion stabilization equipment for boats under 50 meters in length, from 2007 until April 2010. Prior to joining Seakeeper, Inc., Mr. Fejes was the President and Chief Executive Officer of TB Wood's Corporation, a public company that designs, manufactures and markets industrial power transmission components, with plants in the United States, Mexico and Italy, from 2004 to 2007.  Mr. Fejes also held various executive and management roles at Danaher Corporation, a public company that designs, manufactures and markets industrial and consumer products, for 18 years.  Mr. Fejes is a director of Broadwind Energy, a public company for which he also serves as the Chairman of the Governance / Nominating Committee and as a member of the Audit Committee.  Mr. Fejes received both his Bachelor of Science degree and Master of Science degree in electrical engineering from the Massachusetts Institute of Technology.  Mr. Fejes does not have any family relationships with any of the Company's directors or executive officers and he is not party to any related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Mr. Fejes will replace Glen Kassan, who has served as the Company’s Interim Chief Executive Officer since June 14, 2010.  Mr. Kassan will continue to serve as Chairman of the Board of the Company and as its Interim Chief Financial Officer.  The biographical and other information required with respect to Mr. Kassan by Item 5.02 of Form 8-K is contained in the Company's Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2010, and such information is incorporated herein by reference.

In connection with Mr. Fejes’ appointment as the Company’s President and CEO, the Company entered into an Employment Agreement with Mr. Fejes (the “Employment Agreement”), effective June 29, 2010 (the “Effective Date”), which provides for an initial term of one year subject to automatic one year renewals thereafter unless the agreement is terminated in accordance with its terms.  Mr. Fejes is entitled to receive an annual base salary of $350,000 and is eligible for an annual bonus of up to 100% of his base salary, to be composed of a short term incentive portion and a long term incentive portion, at the sole discretion of the Board.  Mr. Fejes has received an option to purchase 100,000 shares of the Company’s Common Stock (the “Options”) at fair market value with three year vesting pursuant to the Company’s 2008 Incentive Stock Plan (the “Plan”).  Mr. Fejes will also be eligible to participate in future grants pursuant to the Plan and other Company performance incentive plans extended to senior executives and the Company’s medical and other employee benefit programs, if any, that are provided by the Company to its employees generally, as provided in the Employment Agreement.  Upon Mr. Fejes’ termination, under certain circumstances and conditions, he shall receive severance payments including up to one year base salary and unpaid bonus, as well as certain benefits.

Item 8.01.	Other Events.

On June 29, 2010, the Company issued a press release announcing the appointment of Mr. Fejes as the Company’s President and CEO.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Exhibits

99.1	Press Release dated June 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date: June 30, 2010

	By:	/s/ Glen Kassan
		Name:	Glen Kassan
		Title:	Chairman of the Board